EX. 99.1

DIRECTV

401(k) SAVINGS PLAN

DIRECTV 401(k) SAVINGS PLAN

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DIRECTV 401(k) SAVINGS PLAN

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DIRECTV 401(k) SAVINGS PLAN

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DIRECTV 401(k) SAVINGS PLAN

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DIRECTV 401(k) SAVINGS PLAN

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Section 14.05 -	Definitions	62

SIGNATURE		63

EXHIBIT A		64

v

DIRECTV

401(k) SAVINGS PLAN

This Plan, executed by DIRECTV, a corporation organized under the laws of the State of Delaware, as successor sponsor to The DIRECTV Group, Inc., evidences the terms of an amendment to and comprehensive restatement of the DIRECTV 401(k) Savings Plan (formerly known as the DIRECTV Thrift and Savings Plan, which was originally effective on March 1, 1968 and subsequently amended and to which the DIRECTV Savings Plus Plan was merged into in July 2010).  Unless otherwise indicated, the effective date of this document is January 1, 2014.

The Plan as hereby amended is intended to comply with the provisions of Sections 401(a) and 401(k) of the Internal Revenue Code and other applicable provisions of the Code or ERISA.  The terms of the Plan are not intended to provide any other substantive rights to Employees who incur a Separated from the Service prior to the effective date (unless legally required to do so), unless such Employee is thereafter reemployed by a Company and again becomes a Participant.

ARTICLE I

DEFINITIONS

Section 1.01 -                                           General

Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.02 -                                           Account

"Account" of a Participant means the account or accounts in the Trust Fund established in accordance with Section 5.01.

Section 1.03 -                                           Administrator

"Administrator" means DIRECTV acting through its officers or their delegates, and not through its Board, except that during such time as the Committee is in existence, such Committee shall be the Administrator.  The Administrator shall function as provided in the Plan, the Trust Agreement and ERISA.

Section 1.04 -                                           Beneficiary

"Beneficiary" means a person or trust designated in writing on forms supplied by the Administrator and delivered prior to death to the Administrator from time to time by a

Participant or Former Participant in accordance with Section 8.03 to receive Benefits in the event of his death, or by an alternate payee under a qualified domestic relations order under Section 414(p) of the Code and in accordance with Section 10.06(c), as provided herein; or if no effective designation is made, then Beneficiary means either his spouse or if there is no spouse, the estate of the decedent.

Section 1.05 -                                           Board

"Board" means the Board of Directors of DIRECTV acting as such or by and through its committees.

Section 1.06 -                                           Break in Service Year

"Break in Service Year" means with respect to any Employee, a period of twelve consecutive months beginning on the Employee's Severance from Service Date or any anniversary thereof, and ending on the next anniversary of such date, provided the Employee does not perform an Hour of Service during that period.  For purposes of determining whether a Break in Service Year has occurred for vesting purposes, an Employee who is absent from work because of Military Service shall not incur a Severance from Service Date, and an Employee who is absent for maternity or paternity reasons shall be deemed to have a Severance from Service Date as of the second anniversary of the first date of such absence.

For purposes of determining whether a Break in Service Year has occurred for vesting and eligibility purposes, an Employee who is absent from work that commences for maternity or paternity reasons, shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence.  For purposes hereof, an absence from work which commences for maternity or paternity reasons means an absence by reason of pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited hereunder for maternity or paternity reasons shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service Year in that period, or in all other cases, in the following computation period.

Section 1.07 -                                           Business Day

"Business Day" means any day that the New York Stock Exchange is open for business.

Section 1.08 -                                           Code

"Code" means the Internal Revenue Code of 1986 as now in effect or as hereafter amended.  All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Section 1.09 -                                           Committee

"Committee" means an Administrative Committee appointed by DIRECTV under Section 9.03.

Section 1.10 -                                           Company or Companies

As the context requires, "Company" or "Companies" means any entity, including (but not limited to) any corporation, partnership, limited liability company, joint venture or the like, listed on the signature page of the Plan and Exhibit A hereof, any entity which subsequently adopts the Plan as a whole or as to one or more divisions in accordance with Section 13.14, and any successor entity in accordance with Section 13.06.  The Companies shall act with respect to the Plan through the officers of DIRECTV or their delegates and not through their boards of directors or applicable authorized person or persons.

Section 1.11 -                                           Compensation

(a)           Except as used in Sections 3.04 and 12.03, "Compensation" means the aggregate amount paid by a Company to a Participant either as regular base salary or as regular cash compensation for his hours of work (including hours not worked but paid for) as an Employee in such payroll period, as applicable,  including amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.01(b), as well as amounts deferred by a Participant to the flexible spending account in a Company cafeteria plan under Section 125 of the Code, or other payments of like nature, as well as amounts paid as paid time off, commissions, military pay differential, Call Center incentive bonuses, and effective for the first payroll period ending after July 1, 2010, overtime compensation and shift differentials, as well as awards under the DIRECTV Executive Officer or Employee Cash Bonus Plans (or any successor plans of the foregoing), but without inclusion of any foreign service premiums (including mobility allowances), per diem, royalties, payments in lieu of paid time off, and for payroll periods ending prior to July 1, 2010, overtime compensation and shift differentials, as well as benefits from The DIRECTV Group Severance Plan, The DIRECTV Supplemental Employee Retirement Plan, The DIRECTV Group, Inc. Executive Deferred Compensation Plan (or any successor plans of the foregoing), all stock based incentive awards, including but not limited to, the Hughes Electronics Corporation Incentive Plan, The DIRECTV Group, Inc. 2004 Stock Plan, as well as any similar type incentive plan as determined from time to time by DIRECTV, but in no event shall the annual Compensation of any Participant taken into account in determining allocations for any plan year beginning on and after

December 1, 2009, exceed $245,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means Compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

(b)           "Compensation" as used in Sections 3.04 and 12.03 shall mean:

(i)           a Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, Elective Deferrals and any amounts contributed or deferred by the employer at the election of the Employee and which are not includable in the gross income of the Employee by reason of Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), 403(b) or 457(b) of the Code), commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses;

(ii)           in the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder);

(iii)           for purposes of subdivision (i) of this subparagraph, earned income from sources outside the United States (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(iv)           amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

(v)           amounts described in Section 105(d) of the Code, whether or not these amounts are excludable from the gross income of the Employee under that section;

(vi)           amounts paid or reimbursed by the employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

(vii)           the value of a non-qualified stock option granted to an Employee by the employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(viii)           the amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code;

(ix)           post-severance payments from a nonqualified unfunded deferred compensation plan, if the payment is made within 2-1/2 months after severance from employment or if later, the end of the limitation year during which the severance occurred, but only if the payment would have been made at the same time if the Employee had continued his or her employment and only to the extent that the payment is includible in the Employee's gross income;

(x)           payments made within 2-1/2 months after severance from employment, or if later, the end of the limitation year during which the severance occurred, will be compensation within the meaning of Section 415(c)(3) of the Code if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Company and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2-1/2 months following severance from employment or within the appropriate limitation year;

and provided further that:

(c)           "Compensation" as used in Sections 3.04 and 12.03 shall not include:

(i)           Company contributions (other than Elective Deferrals and any amount contributed or deferred by the employer at the election of the Employee and which are not includable in the gross income of the Employee by reason of Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), 403(b) or 457(b) of the Code) made on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code are not considered as Compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Section 219(b)(7) of the Code.  Additionally, any distributions from a plan of deferred compensation are not considered as Compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed.  However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Compensation in the year such amounts are includable in the gross income of the Employee;

(ii)           amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

(iii)           amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)           other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

Section 1.12 -                                           Controlled Group

"Controlled Group" means the controlled group of corporations, trades and businesses as determined under regulations issued by the Secretary of the Treasury or his delegate under Sections 414(b) and 414(c) of the Code (and, for purposes of Section 415 of such Code, under subsection 415(h)) of which the Companies (and any other company so designated by the Administrator) are members.

Section 1.13 -                                           DIRECTV

"DIRECTV" means DIRECTV.

Section 1.14 -                                           Dollar Balance

"Dollar Balance" means on each Valuation Date:

(a)           With reference to a Participant's balance in each of the Funds, the product of the Participant's number of Units in such Fund multiplied by the Net Asset Value for such Fund on such Valuation Date, less fees and expenses deducted once a quarter (or such other time period as may be determined by the Administrator from time to time) as provided in Section 9.05(b)(ii); and

(b)           With reference to a Participant's Account in the Trust Fund, the sum of Participant's Dollar Balance in the Funds, less any applicable processing fees deducted under the terms of the Plan.

Section 1.15 -	Eligible Employee

"Eligible Employee" means any Employee who:

(a)           Is a United States citizen or resident; and

(b)           Is employed or reemployed by a Company; and

(c)           Is not employed in a position or classification within a bargaining unit which is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining (unless such agreement provides for coverage hereunder of employees of such unit); and

(d)           Notwithstanding anything to the contrary herein, is not employed in a position or classification of intern or treated by the Company as an intern.

Section 1.16 -                                           Employee

"Employee" means any person who renders services to the Companies in the status of an employee as the term is defined in Section 3121(d) of the Code, but shall not include any person classified or treated by a Company as an independent contractor, consultant, or leased employee, even if such classification or treatment is later determined to be erroneous.

Section 1.17 -                                           Entry Date

"Entry Date" of an Employee means the first day of any payroll period following the Employee's completion of the eligibility requirements to become a Participant.

Section 1.18 -                                           ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974 as it may be amended from time to time.

Section 1.19 -                                           Fund

"Fund" means the DIRECTV Stock Fund, and, as the Administrator in its sole discretion shall from time to time determine, each other investment fund or funds, as context requires; and "Funds" means all or more than one of such funds, as the context requires.

Section 1.20 -                                           Hours of Service

The "Hours of Service" of an Employee or former Employee means the sum of:

(a)           his hours of actual work on the job,

(b)           his periods of vacation, holiday, Military Service, paid sick leave or paid leave of absence, computed on the basis of the number of hours in his regularly scheduled work day and work week, and

(c)           his periods of receipt of employer-funded disability pay, converted to Hours of Service on the basis of forty (40) Hours of Service for each week in which he receives any such pay, and for a salaried Employee by dividing his most recent salary by the average number of regularly-scheduled hours of work in his salary period, ignoring holidays, sick leaves and vacations, and

(d)           his hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company.  In no event shall the same Hours of Service be credited twice under this paragraph and paragraphs (a), (b), or (c), and

(e)           the number of Hours of Service entitled to an Employee under subsections (b) or (d) shall be calculated and credited in accordance with 29 C.F.R. '2530.200b-2(b) and (c).  Each Hour of Service thus credited shall be attributable to the computation period in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. '2530.200b-2(b) and (c), credits such Hours of Service to another computation period under a reasonable method consistently applied, and

(f)           his Hours of Service with any other employer during which such employer is part of an affiliated service group (under Section 414(m) of the Code) or is a part of a Controlled Group of which the Company is a member, including his Hours of Service with such employer prior to the time the employer became a part of the Controlled Group if the Employee transferred employment directly from such employer to the Company at any time after the employer became a member of the Controlled Group, provided that a reciprocal arrangement exists between DIRECTV and such member.

Section 1.21 -                                           Investment Manager

"Investment Manager" means the person, persons, firm or corporation appointed by DIRECTV, or any Investment Manager so authorized, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager to direct the Trustee concerning the investment and reinvestment of the principal and income of the Trust Fund or a specified portion thereof.

Section 1.22 -                                           Investment Option

"Investment Option" or “Investment Options” means the DIRECTV Stock Fund, and as may be determined by the Administrator in its sole discretion from time to time, one or more other Funds, individual stocks or other investment vehicles that are available as investment options for Participants to select as an investment under the Plan; subject to the restrictions in Section 4.01.

Section 1.23 -                                           Leased Employee

"Leased Employee" shall mean any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other person ("leasing organization"), has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6)of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company.  Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

A leased employee shall not be considered an Employee of the Company if: (i) such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20% of the Company's nonhighly compensated workforce.

Section 1.24 -                                           Military Service

"Military Service" means service in the uniformed services as defined by 38 U.S. Code '4303(13) or service in ACTION for any Employee who leaves the Controlled Group directly to perform such service, irrespective of whether he is compensated by any member of the Controlled Group during such period of service, unless such Employee is not entitled to reemployment rights and other benefits under 38 U.S. Code '4312 or he fails to make application for reemployment within the 90 days after the completion of the service or such shorter period specified by such laws for the preservation of his reemployment rights, or (in the case of ACTION) within thirty (30) calendar days after his separation therefrom.

Section 1.25 -                                           Net Asset Value

"Net Asset Value" means the Unit price of each Fund determined by subtracting the total liabilities of such Fund from its total assets and then dividing by the number of Units outstanding; provided, however, that unless otherwise determined by the Administrator, the Net Asset Value of the Units in the DIRECTV Fixed Income Fund (or any similar fund that is intended to allow purchases and redemptions at book value) shall be the book value (including adjustments for credited interest) determined for such Fund.

Section 1.26 -                                           Normal Retirement Age

"Normal Retirement Age" means the time the Participant attains age 65.

Section 1.27 -                                           Participant

"Participant" means an Eligible Employee who has voluntarily complied with the requirements, if any, of Section 2.01.

Section 1.28 -                                           Participant Direction

"Participant Direction" means direction provided by a Participant (or Beneficiary or alternate payee under a qualified domestic relations order, as applicable), and delivered to the Administrator either on appropriate forms supplied by the Administrator, by a telephonic voice response system maintained by the Administrator for such purpose, or in such other form or manner as may be required by the Administrator from time to time; and such direction shall be effective on the Business Day of receipt or the following Business Day as determined by the Administrator, or as soon thereafter as administratively feasible.

Section 1.29 -                                           Plan

"Plan" means the DIRECTV 401(k) Savings Plan, as amended from time to time.

Section 1.30 -                                           Plan Year

"Plan Year" means:

(i)           the twelve (12) month period commencing each December 1st and ending the following November 30th prior to December 1, 2011;

(ii)           the one (1) month period commencing December 1st and ending December 31, 2011; and

(iii)           thereafter, the twelve (12) month period commencing each January 1st and ending the following December 31st.

Section 1.31 -                                           Retirement

"Retirement" means retirement of a Participant, pursuant to the retirement plan and policy of DIRECTV at the time of such retirement.

Section 1.32 -                                           Separation from the Service

(a)           "Separation from the Service" of an Employee means his severance from employment under Section 401(k)(2)(B)(i)(I) of the Code from a Company or a member of the Controlled Group; and for any Participant called to active Military Service on or after January 1, 2008, severance from employment shall be deemed to occur during any period such Participant is performing Military Service for purposes of being eligible to receive a distribution in accordance with Section 6.03.

(b)           A leave of absence (whether paid or unpaid) authorized by a Company, a vacation period, a temporary layoff, Military Service or a transfer among members of the Controlled Group shall not constitute a Separation from the Service.

Section 1.33 -                                           Trust

"Trust" means the trust established pursuant to the Trust Agreement.

Section 1.34 -                                           Trust Agreement

"Trust Agreement" means that certain Trust Agreement Pursuant to the DIRECTV Savings Plans, as it may be amended from time to time, providing for the investment and administration of the Trust Fund.  By this reference, the Trust Agreement is incorporated herein.

Section 1.35 -                                           Trustee

"Trustee" means the Trustee and any successor or substitute trustee under the Trust Agreement.

Section 1.36 -                                           Trust Fund

"Trust Fund" means all funds received and held by the Trustee in the Funds pursuant to the Plan and Trust Agreement and all income, profits and increments thereof.

Section 1.37 -                                           Unit

"Unit" means the unit of measure of a Participant's interests in each of the Funds.

Section 1.38 -                                           Valuation Date

"Valuation Date" means the applicable Business Day, or such other date as the Administrator may determine, used to determine the Dollar Balance of a Participant's Account.

Section 1.39 -                                           Vested

"Vested" means non-forfeitable when used with reference to a Participant's Account.

Section 1.40 -                                           Year of Service

"Year of Service" of an Employee means:

(a)           Twelve months of Service.  Years of Service (including partial Years of Service counting months and days) shall be aggregated for purposes of determining whether a Participant has a Vested interest hereunder on his Severance from Service Date, even though such years may not have been consecutive.

(b)           For purposes of paragraph (a) and the Plan, the following definitions shall apply:

(i)           "Service" means that period of time beginning on the date an Employee is first credited with an Hour of Service with a Company or a member of the Controlled Group and ending on the Employee's Severance from Service Date.  In addition, if an Employee severs from service with a Company or a member of the Controlled Group and is reemployed within twelve (12) consecutive months by a Company or a member of the Controlled Group, his Service shall also include all days between his Severance from Service Date and his subsequent reemployment.  An Employee's Service shall be determined without regard to whether he is a Participant or an Eligible Employee during his period of employment with a

Company or a member of the Controlled Group.  An Employee's Service shall be expressed in months and days and shall be measured in cumulative whole month increments (with thirty (30) days equal to one month) which shall be credited to the Employee for each full month of Service prior to a Severance from Service Date.

(ii)           "Severance From Service Date" means the date the Employee is not employed by a Company or a member of the Controlled Group.  The Severance from Service Date begins on the date the Employee retires, quits, is discharged or dies, or if earlier, the 12-month anniversary of the date on which the Employee is otherwise first absent from Service.

(c)           For purposes of paragraphs (a) and (b), pre-participation Service credited to a Participant as provided in Section 13.14 will be treated as Service with a member of the Controlled Group.

ARTICLE II

PARTICIPATION:  PARTICIPANTS' CONTRIBUTIONS

Section 2.01 -	Percentage of Contribution

(a)           Prior to December 1, 2010, an Eligible Employee who is or who becomes a Participant in the Plan may on an after-tax basis authorize as a deduction from Compensation paid each payroll period an amount equal to a whole number percentage from 1% to such maximum amount as may be determined by the Administrator in its sole discretion from time to time; and

(b)           An Eligible Employee who is or who becomes a Participant in the Plan may authorize the Company to defer from his Compensation paid each payroll period an amount equal to:

(i) on a pre-tax basis, a whole number percentage from 1% to such maximum amount as may be determined from time to time in the sole discretion of the Administrator; and/or

(ii) on an after-tax basis, as a Roth elective deferral, a whole number percentage from 1% to such maximum amount as may be determined from time to time in the sole discretion of the Administrator.  A Roth elective deferral is one that is designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan and treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.  Unless specifically stated otherwise, Roth elective deferrals will be treated as Elective

Deferrals, along with deferrals under subparagraph (i) above, for all purposes of the Plan.

(iii) no Participant shall be permitted to defer his or her Compensation under paragraph (b), or to defer to any other qualified plan maintained by the Company, during any calendar year in excess of the amount permitted in accordance with Section 402(g) of the Code for such taxable year, except as permitted under paragraph (g) below and Section 414(v) of the Code, if applicable.

(c)           The total amount contributed in the aggregate under paragraphs (a) and (b) for any Plan Year may not exceed such amounts as may be approved and determined from time to time in the sole discretion of the Administrator.

(d)           Any Participant who is in Military Service shall be entitled to make contributions on an after-tax basis under paragraph (a) or elect to defer under paragraph (b) amounts that would have been permitted under the Plan during such Military Service in accordance with Section 414(u) of the Code.

(e)           Effective July 1, 2010, for Employees hired or rehired on or after such effective date (or as soon thereafter as administratively feasible), participation shall be effective on the Entry Date occurring after becoming an Eligible Employee and for the payroll period beginning on or after such Entry Date.  Unless the Administrator receives a Participant Direction to the contrary in accordance with paragraph (f) within 30 days of such Entry Date, such Eligible Employee shall be deemed to have made a Participant Direction, which shall:

(i)           authorize a deferral of 3% of his Compensation commencing in accordance with paragraph (b)(1) of this Section, and on the first day of each Plan Year following the Participant's one (1) year anniversary of entry into the Plan, and each year thereafter, such deferral percentage shall be deemed to increase by an additional one percent (1%) of his Compensation for each year thereafter up to a maximum of ten percent (10%);

(ii)           specify pursuant to Section 4.01 that the Investment Option under which the Employee's deferrals are to be initially invested shall be as determined by the Administrator from time to time; and

(iii)           designate as Beneficiary the spouse of the Employee, or if no spouse, the estate of the Eligible Employee, in accordance with the terms of the Plan to receive payment which may be due under the Plan upon the death of the Eligible Employee.

(f)           Instead of the deemed elections in paragraph (e), a Participant for the payroll period beginning after receipt by the Administrator of a Participant Direction, or as soon as administratively feasible thereafter, may:

(i)           authorize a specific deduction or deferral from Compensation in accordance with paragraph (a) or (b), or both, of this Section;

(ii)           specify pursuant to Section 4.01 the Investment Options under which the Employee's contributions or deferrals are to be invested;

(iii)           designate a Beneficiary or Beneficiaries in accordance with the terms of the Plan to receive payment which may be due under the Plan upon the death of the Eligible Employee; and

(iv)           provide such additional information as, in the opinion of the Administrator, is desirable or necessary in the operation of the Plan.

(g)           All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code and the deferral limitation in paragraph (b). The Plan shall not be treated as failing to satisfy the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(13), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Section 2.02 -                                           Change of Percentage

A Participant may, from time to time, change his rate of deferral or contribution, if eligible, under Section 2.01.  Such change shall become effective not later than the first payroll period following a Participant Direction to the Administrator, or as soon as administratively feasible thereafter.

Section 2.03 -                                           Payroll Deductions

Payroll deductions shall be made only if the Participant has Compensation available after all other deductions required by law or his Company have been made.

Section 2.04 -                                           Payment of Contribution

The deferrals or deductions made from a Participant's Compensation under Section 2.01 shall be paid into the Trust Fund not later than the end of fifteen (15) business days following the month in which the deduction was made.

Section 2.05 -                                           Suspension and Resumption of Contributions

A Participant may suspend and resume his payroll deferrals or deductions in accordance with Article VII.

Section 2.06 -                                           Reemployment

A Participant who has a Separation from the Service for any reason and is subsequently reemployed by a Company shall become an Eligible Employee on the date of such reemployment, and may again become a Participant in the Plan upon compliance with Section 2.01.

Section 2.07 -                                           Actual Deferral Percentage Limits

The Actual Deferral Percentage under Section 2.01(b) shall be modified as provided in Section 2.08(a) if the requirements of paragraph (a) are not satisfied.

(a)           The average of the Actual Deferral Percentage for all Eligible Employees who are Highly Compensated Employees, when compared to the average of the Actual Deferral Percentages for all Eligible Employees who are Non-Highly Compensated Employees must meet one of the following requirements for each Plan Year:

(i)           the High Deferral Average is no greater than the Low Deferral Average times 125%; or

(ii)           the excess of the High Deferral Average over the Low Deferral Average is not greater than two (2) percentage points and the High Deferral Average is no greater than the Low Deferral Average times two (2).

(b)           For purposes of paragraph (a), the Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have amounts of his Compensation deferred and allocated to his account under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a member of the Controlled Group shall be determined as if all such amounts deferred were made under a single arrangement.

(c)           Whenever any of the following items are used with the first letter or letters capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

(i)           "Actual Contribution Percentage" means the ratio (expressed as a percentage) of the sum of Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's W-2 earnings plus deferrals of Compensation made under this Plan or any other plan of the Company with a cash or deferred arrangement plus amounts not included in gross income because of Section 125 of the Code for the Plan Year.

(ii)           "Actual Deferral Percentage" means the ratio (expressed as a percentage) of Elective Deferrals on behalf of an Eligible Employee for the Plan Year to the Eligible Employees' W-2 earnings plus deferrals of Compensation made under this Plan or any other plan of the Company with a cash or deferred arrangement plus amounts not included in gross income because of Section 125 of the Code for the Plan Year.

(iii)           "Aggregate Limit" means the greater of:

a.           The sum of 125% times the greater of the Low Deferral Average or the Low Contribution Average, and two percentage points plus the lesser of the Low Deferral Average or the Low Contribution Average.  In no event, however, shall this amount exceed twice the lesser of the Low Deferral Average or the Low Contribution Average; or

b.           The sum of 125% times the lesser of the Low Deferral Average or the Low Contribution Average, and two percentage points plus the greater of the Low Deferral Average or the Low Contribution Average.  In no event, however, shall this amount exceed twice the greater of the Low Deferral Average or the Low Contribution Average.

(iv)           "Elective Deferrals" means contributions authorized by the Employee and paid by the Company under Section 2.01(b) that relate to Compensation that would have been received by the Employee, but for the deferral during the Plan Year; provided, however, such contributions will be treated as Elective Deferrals only if the contributions are made after the Employee's deferral election is made (or deemed made in the event of automatic enrollment) and after the Employee performs the services with respect to which the contributions are made.

(v)           "Employee Contributions" means contributions made by a Participant under Section 2.01(a) during the Plan Year.

(vi)           "Excess Aggregate Contributions" means the amount described in Section 401(m)(6)(B) of the Code.

(vii)           "Excess Elective Deferrals" means the amount described in Section 401(k)(8)(B) of the Code.

(viii)           "High Contribution Average" means the average (expressed as a percentage) of the Actual Contribution Percentage of each Highly Compensated Employee.

(ix)           "High Deferral Average" means the average (expressed as a percentage) of the Actual Deferral Percentage of each Highly Compensated Employee.

(x)           "Highly Compensated Employee" means an Employee described in Section 414(q) of the Code.  A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year:  (i) received Compensation from the Company in excess of $105,000 (as adjusted pursuant to Section 415(d) of the Code); or (ii) was a 5% owner at any time during the look back year or determination year.

For this purpose, the determination year shall be the Plan Year.  The look-back year shall be the calendar year that ends within the determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year).

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.  For purposes of determining whether an Employee is a Highly Compensated Employee, Compensation shall mean as defined by Section 415(c)(3) of the Code without regard to Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.

(xi)           "Low Contribution Average" means the average (expressed as a percentage) of the Actual Contribution Percentage of each Non-Highly Compensated Employee.

(xii)           "Low Deferral Average" means the average (expressed as a percentage) of the Actual Deferral Percentage of each Non-Highly Compensated Employee.

(xiii)           "Matching Contribution" means any contribution to the Plan by the Company for the Plan Year and allocated to the Participant's Account by reason of the Participant's Employee Contributions or Elective Deferrals.

(xiv)           "Non-Highly Compensated Employee" means an Eligible Employee of the Company who is not a Highly Compensated Employee.

(xv)           "Qualified Nonelective Contributions" means contributions by the Company allocated at the Company's discretion to the Account of any or all Non-Highly Compensated Employees that:

a.           The Participant may not elect to receive in cash until distributed from the Plan;

b.           Are 100% Vested when contributed; and

c.           Are distributable only in accordance with the distribution provisions of the Plan that apply to Elective Deferrals.

(d)           For purposes of paragraph (a) an Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes:  an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-

time elections) not to participate, because of a distribution, or a loan, or if an Employee cannot defer because of the Section 415 limits on annual additions; and, an Employee who is unable to make an Elective Deferral because his Compensation is less than a stated dollar amount.  In the case of an Eligible Employee who makes no Elective Deferral, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

(e)           For purposes of determining whether the Plan satisfies the Actual Deferral Percentage, all Elective Deferrals that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(iii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

Section 2.08 -                                           Correction of Excess Elective Deferrals

(a)           If the requirements of Section 2.07(a) are not or will not be met in a Plan Year, the Administrator may do one or both of the following:

(i)           Distribute such Excess Elective Deferrals, together with any income allocable thereto as provided in paragraph (b)(iii); or

(ii)           If the Company contributes Qualified Nonelective Contributions, include such Qualified Nonelective Contributions in the Actual Deferral Percentage for Non-Highly Compensated Employees.

(b)           The reduction of Elective Deferrals under paragraphs (a)(i):

(i)           shall occur by first determining the amount of excess Elective Deferrals for a Highly Compensated Employee for a Plan Year.  That excess is the amount (if any) by which the Employee's Deferrals must be reduced for the Participant's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan.  The highest permitted Actual Deferral Percentage under a Plan, is determined as follows:

a.           the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Participant's Actual Deferral Percentage to equal the percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage;

b.           if a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage Test, only this lesser reduction may be made; and

c.           the process in paragraphs a. and b. must be repeated until the cash or deferred arrangement satisfies the requirements of Section 2.07(a); and

(ii)           after determining the amount in paragraph (i), the Administrator shall reduce the amount of Elective Deferrals, at such time and in such manner as may be determined in the sole discretion of the Administrator, as follows:

a.           the Elective Deferrals of the Highly Compensated Employee with the highest Elective Deferrals is reduced by the amount required to cause the Participant's Elective Deferrals to equal the Elective Deferrals of the Highly Compensated Employee with the next highest amount of Elective Deferrals;

b.           if a lesser reduction would enable the arrangement to equal the amount of the Excess Elective Deferrals determined in paragraph (i), only this lesser reduction may be made; and

c.           the process in paragraphs a. and b. must be repeated until the amount of excess determined under paragraph (i) has been apportioned.

The Excess Elective Deferrals shall be returned to the applicable Participant as cash compensation and shall be subject to all federal taxes and other taxes and deductions which would otherwise apply to the Participant's Compensation; or subject to the approval of the Administrator and to the extent provided in regulations issued by the Secretary of the Treasury, the Participant may elect to recharacterize the Excess Elective Deferral as an amount distributed to the Participant and contributed by the Participant to the Plan as after-tax contributions made under Section 2.01(a); but any recharacterized amounts shall be subject to the same distribution restrictions as an Elective Deferral under Section 2.01(b);

(iii)           the income allocable to the Excess Elective Deferrals shall include the income for the Plan Year for which the Excess Elective Deferrals were made (but not including income for the period between the end of the Plan Year and the date of distribution (or recharacterization)), and shall be determined at the discretion of the Administrator by any reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iv)           the Excess Elective Deferrals which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Elective Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Elective Deferrals, in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Elective Deferrals for the Plan Year.

(c)           If the Company elects to make Qualified Nonelective Contributions for the Plan Year under paragraph (a)(ii), such contributions shall be allocated to some or all Non-Highly Compensated Employees (and may, but need not, be allocated to Non-Highly Compensated Employees who have a Separation from the Service prior to the end of the Plan Year), as determined by the Administrator in its sole discretion, either in the same proportion as such Employee's Compensation for the Plan Year bears to the total Compensation of all such Employees for the Plan Year, in the same dollar amount, or in the following manner:

(i)           the initial allocation shall be made to the Non-Highly Compensated Employee with the lowest Compensation for the Plan Year; and

(ii)           if Qualified Nonelective Contributions still remain after step (i) above, the second allocation shall be made to the Non-Highly Compensated Employee with the next lowest Compensation for the Plan Year, and subsequent allocation shall similarly be made to the Non-Highly Compensated Employee with the next lowest Compensation and so on until Qualified Nonelective Contributions have been fully allocated; provided, however, Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Compensation and the greater of five percent (5%) or two (2) times the Plan's representative contribution rate. Any Qualified Nonelective Contribution taken into account under the Average Contribution Percentage Test under Treas. Reg. 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treas. Reg. 1.401(m)-2(a)(6)(v)(B) is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under paragraph a.

a.           For purposes of paragraph (ii), the Plan's representative contribution rate is the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year).

b.           For purposes of this paragraph (ii), the applicable contribution rate for an eligible Non-Highly Compensated Employee is the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Compensation for the same period.

Section 2.09 -                                           Actual Contribution Percentage Limits

The Actual Contribution Percentage under Section 2.01(a) shall be modified as provided in Section 2.10(a) if the requirements of paragraph (a) are not satisfied.

(a)           The average of the Actual Contribution Percentage for all Eligible Employees who are Highly Compensated Employees, when compared to the average of the Actual Contribution Percentage for all Eligible Employees who are Non-Highly

Compensated Employees, must meet one of the following requirements for each Plan Year:

(i)           the High Contribution Average is no greater than the Low Contribution Average times 125%.

(ii)           the excess of the High Contribution Average over the Low Contribution Average is not greater than two (2) percentage points and the High Contribution Average is no greater than Low Contribution Average times two (2).

(b)           For purposes of paragraph (a) the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions as after-tax contributions under Section 2.01(a), or to receive Matching Contributions or Elective Deferrals allocated to his account under two (2) or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or a member of the Controlled Group shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

(c)           In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

(d)           For purposes of paragraph (a), an Eligible Employee is any employee who is directly or indirectly eligible to receive an allocation of Matching Contributions or to make Employee Contributions and includes:  an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make Employee Contributions or receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who is unable to make an Employee Contribution or receive a Matching Contribution because his Compensation is less than a stated dollar amount.  In the case of an Eligible Employee who makes no Employee Contributions and who receives no Matching Contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

Section 2.10 -                                           Correction of Excess Aggregate Contributions

(a)           If the requirements of Section 2.09(a) are not or will not be met in a Plan Year, the Administrator may do one or more of the following:

(i)           treat as a forfeiture the Excess Aggregate Contributions, together with any income allocable thereto as provided in paragraph (b)(iii), if otherwise forfeitable under the terms of the Plan; or

(ii)           if not forfeitable, the Administrator shall distribute the Excess Aggregate Contributions, together with any income allocable thereto as provided in paragraph (b)(iii), before the end of the Plan Year following such Plan Year;

(iii)           include certain Elective Deferrals in the Average Contribution Percentage of certain Non-Highly Compensated Employees; or

(iv)           if the Company contributes Qualified Nonelective Contributions, include such Qualified Nonelective Contributions in the Actual Contribution Percentage for Non-Highly Compensated Employees.

(b)           The reduction of Excess Aggregate Contributions under paragraph (a)(i):

(i)           shall occur by first determining the amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year.  That excess is the amount (if any) by which the Employee's Matching Contributions and Employee Contributions must be reduced for the Participant's Actual Contribution Percentage to equal the highest permitted Actual Contribution Percentage under the Plan.  The highest permitted Actual Contribution Percentage under a Plan, is determined as follows:

a.           the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced by the amount required to cause the Participant's Actual Contribution Percentage to equal the percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage;

b.           if a lesser reduction would enable the arrangement to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made; and

c.           the process in paragraphs a. and b. must be repeated until the cash or deferred arrangement satisfies the requirements of Section 2.07(a); and

(ii)           shall occur in order of the Highly Compensated Employees with the highest amount of Excess Aggregate Contributions at such time and in such manner as may be determined in the sole discretion of the Administrator, and shall continue until the Actual Contribution Percentage meets the requirements of Section 2.09 as provided by Section 401(m)(6)(C) of the Code; and

(iii)           the income allocable to Excess Aggregate Contributions shall include the income for the Plan Year for which the Excess Aggregate Contributions were made (but not including income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by any reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iv)           the Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and if there is a loss allocable to the Excess Aggregate Contributions, the amount to be distributed shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Contributions and Matching Contributions for the Plan Year.

(v)           the Excess Aggregate Contributions attributable to Employee Contributions shall be distributed from the Participant's Account, and the Excess Aggregate Contributions attributable to Matching Contributions shall be forfeited, in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

(vi)           amounts forfeited by Highly Compensated Employees under paragraph (v) shall be used to reduce Company contributions, but in no event shall be allocated to the Account of any Highly Compensated Employee.

(c)           The Administrator may elect to treat certain Qualified Nonelective Contributions or Elective Deferrals of Non-Highly Compensated Employees as Matching Contributions, provided that Elective Deferrals distributed in order to correct Excess Elective Deferrals under Sec. 2.08(a)(i) must not be used and that the Actual Deferral Percentage limit under Sec. 2.07(a)(i) is satisfied both with and without taking such Elective Deferrals into account.

(d)           If the Company elects to make Qualified Nonelective Contributions for the Plan Year under paragraph (a)(iv), such contributions shall be allocated to some or all Non-Highly Compensated Employees (and may, but need not, be allocated to Non-Highly Compensated Employees who have a Separation from the Service prior to the end of the Plan Year), as determined by the Administrator in its sole discretion, either in the same proportion as such Employee's Compensation for the Plan Year bears to the total Compensation of all such Employees for the Plan Year, in the same dollar amount, or in the following manner:

(i)           the initial allocation shall be made to the Non-Highly Compensated Employee with the lowest Compensation for the Plan year; and

(ii)           if Qualified Nonelective Contributions still remain after step (i) above, the second allocation shall be made to the Non-Highly Compensated Employee with the next lowest Compensation for the Plan Year, and subsequent allocation shall similarly be made to the Non-Highly Compensated Employee with the next lowest Compensation and so on until the Qualified Elective Contributions have been fully allocated.

Section 2.11 -                                           Correction of Excess Deferral Amounts

(a)           Notwithstanding any other provision of the Plan, Excess Deferral Amounts and any income allocable thereto as provided in paragraph (d) shall be distributed no later than April 15th of the following year to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

(b)           For purposes of this Section, "Excess Deferral Amount" means the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claims procedure set forth in paragraph (c).

(c)           The Participant's claim shall be in writing, and shall be submitted to the Administrator no later than March 1 following the Plan Year to which the claim relates; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 402A, 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the calendar year in which the Excess Deferral Amount occurred.  A Participant is deemed to have provided written notice to the Plan about any Excess Deferral Amount under the Plan and any other plan of the Company, and is further deemed to have authorized the correction of a Participant’s Excess Deferral Amount by distributing first from the Participant’s pre-tax Elective Deferrals.

(d)           The income allocable to Excess Deferral Amounts shall include the income for the Plan Year for which the Excess Deferral Amounts were made (but not including income for the period between the end of the Plan Year and the date of distribution), and shall be determined at the discretion of the Administrator by any reasonable method, provided that such method is used consistently for all Participants for that Plan Year.

(e)           If there is a loss allocable to the Excess Deferral, the Excess Deferral Amount shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Elective Deferrals for the calendar year.

ARTICLE III

MATCHING AND OTHER CONTRIBUTIONS OF THE COMPANY

Section 3.01 -	Percentage and Investment of Company Matching and Other Contributions

(a)           Subject to Section 3.03, the Company shall contribute in its discretion an amount to a Participant's Account equal to 100% of the total contributions or deferrals made by Participants under Section 2.01(a) or Section 2.01(b), at the rate of 0%, 1%, 2%, 3% or 4% (or such other percentage as may be determined by the Company from time to time) of Compensation; provided, however, effective December 1, 2010, the Company shall contribute an amount to a Participant's Account equal to 100% of the deferrals made by each Participant under Section 2.01(b), at the rate of 0%, 1%, 2%, 3% or 4% of Compensation for each payroll period.  In addition, effective December 1, 2010, the Company shall contribute an amount determined at the end of each Plan Year equal to the Company Matching Contribution that a Participant was not eligible to receive based on Compensation paid each payroll period but would be eligible to receive based on Compensation paid to such Participant for the entire Plan Year as determined by the Administrator in its discretion from time to time.

(b)           The Company may contribute as Qualified Nonelective Contributions an amount determined in the sole discretion of the Company.

(c)           The Company contribution under paragraphs (a) and (b) shall be in cash and allocated among one or more Investment Options pursuant to a Participant Direction as provided in Section 4.01(c).  If the Participant fails to elect an Investment Option as provided herein, the Participant shall be deemed to have elected such default investment option as may be selected by the Administrator from time to time.  Income from, and gains on, investment in each Fund shall be reinvested in such Fund.

(d)           Any Participant who is in Military Service, subject to receipt by the Plan of the payments under Sections 2.01(a) or (b), shall receive as a Company Matching Contribution the same amount of Company contributions that would have been contributed by the Company but for the Participant's period of Military Service based on the amounts received by the Plan under Section 2.01(a) or (b) of the Plan.

Section 3.02 -                                           Adjustment of Contributions

Adjustments may be made by the Administrator at any time because of errors in calculating previous Company or Participants' contributions or because of data not known at the time of the previous calculation, but such adjustments need not be made retroactively.

Section 3.03 -                                           Forfeitures

The amount of Company contributions required by this Article shall be reduced by the amount of any forfeiture required in Section 6.07 and 13.05.

Section 3.04 -                                           Maximum Contributions

(a)           Notwithstanding anything to the contrary contained herein, the total Annual Addition to a Participant's Account for any year shall not exceed the lesser of 100% of the Participant's Compensation for the year from the Company, or $46,000 (or such greater amount as may be permitted in accordance with regulations issued under Section 415(d)(1) of the Code).  The limit of 100% of the Participant's Compensation referred in the preceding sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b)           For purposes of Section 3.04(a), the term "Annual Addition" shall mean for any calendar year the aggregate of amounts credited to a Participant's Accounts from Company contributions, including Elective Deferrals (but excluding Excess Deferral Amounts corrected under Section 2.11), and forfeitures, plus the Participant's voluntary contributions, plus amounts described in Sections 415(l)(1) and 419(A)(d)(2) of the Code.

(c)           If the Company contributes to another defined contribution plan, as that term is defined in Section 414(i) of the Code, for its employees, some or all of whom may be Participants in this Plan, then any such Participant's Annual Addition in such other plan shall be aggregated with such Participant's Annual Addition derived from this Plan for purposes of the limitations expressed in this Section.

(d)           If the Company contributes to a defined benefit plan or plans that provide for mandatory employee contributions (as defined in Section 411(c)(2)(C) of the Code), for its employees, some or all of whom may be Participants in this Plan, then such mandatory employee contributions shall be treated as Participant contributions and taken into account in determining the Participant's Annual Addition hereunder, and shall be aggregated with such Participant's Annual Addition derived from this Plan and from other plans as described in this Section for purposes of the limitations expressed herein.

(e)           If the Annual Addition to the Participant's Account exceeds the limitations described herein, the aggregate of the Annual Addition to this Plan and the Annual Addition to any other defined contribution plan as described above shall be corrected as provided by Employee Plans Compliance Resolution System of the Internal Revenue Service, or such other correction method allowed by statute, regulations or the like.

ARTICLE IV

INVESTMENT OPTIONS

Section 4.01 -                                           Choice of Investment Options

(a)           Other than the DIRECTV Stock Fund, the Administrator may select the Investment Options available under the Plan in its sole discretion from time to time.

(b)           Any Investment Option in paragraph (a), other than the DIRECTV Stock Fund, may be suspended, terminated, or changed as may be determined by the Administrator in its sole discretion from time to time.

(c)           Contributions made to the Plan by the Company on behalf of a Participant shall be invested by the Trustee in one or more Investment Options as elected by a Participant pursuant to a Participant Direction.  Contributions allocated to any such

Investment Option must be designated by the Participant in whole percentage increments (with a minimum of 1% or such other minimum as may be determined by the Administrator from time to time).  If the Participant fails to elect an Investment Option as provided herein, the Participant shall be deemed to have elected such Investment Option as may be determined by the Administrator in its sole discretion from time to time.

Section 4.02 -	Continuation and Change of Investment Options for Future Contributions

(a)           Any contributions to the Plan shall be allocated to any Investment Option elected by a Participant pursuant to a Participant Direction or deemed elected shall be a continuing direction until changed as provided in paragraph (b).

(b)           A Participant may change his Investment Options as to the allocation of future contributions by delivering a Participant Direction to the Administrator at any time during each year with such change effective as soon as determined by the Administrator in its sole discretion from time to time.

Section 4.03 -	Limitations on Change of Investment Options for Past Contributions and Disposition of the News Corp. Stock Fund

(a)           A Participant may by a Participant Direction, elect to have a percentage (designated in whole percentage increments with a minimum of 1%) of the Dollar Balance in any Investment Option of the Participant transferred to one or more of the other Investment Options.  For purposes of determining the dollar amount of such transfer, the Dollar Balance of such Investment Option shall be determined on the Business Day that such Participant Direction is effective.  Notwithstanding the foregoing, any Fund may reject, cancel or suspend any purchase or sale orders that, in the opinion of the Fund operator, may be disruptive to the Fund.

(b)           A Participant may on any Business Day by a Participant Direction elect to have a percentage (designated in whole percentage increments with a minimum of 1%) of the Dollar Balance of the News Corp. Stock Fund transferred to one or more of the other Investment Options.  No transfer is allowed from another Investment Option to the News Corp. Stock Fund (or any other Fund as may be determined from time to time by the Administrator.  The News Corp. Stock Fund may be discontinued at such time as the Administrator in its sole discretion determines.

ARTICLE V

MAINTENANCE AND VALUATION OF ACCOUNTS

Section 5.01 -                                           Maintenance of Separate Accounts

A separate record of a Participant's Account determining the Elective Deferrals (including separately accounting for pre-tax and Roth Elective Deferrals), Employee Contributions, and rollover and direct transfers (including separately accounting for any after-tax amounts and Roth Elective Deferrals) received in accordance with Section 13.04(a)(ii)(a.) (as well as gains, losses, withdrawals and other credits with respect thereto), and showing the amount of each Participants’ investment in each Fund and other Investment Option shall be maintained currently by the Trustee (or if the Administrator shall so elect, by DIRECTV or a third party record-keeper) containing sufficient information to permit a determination of the Dollar Balance of such Participant's Account at any time in accordance with the Unit system described in this Article, to determine the value of any other Investment Option, and to permit such other determinations as may be required to carry out the provisions of the Plan and the Code.

Section 5.02 -	DIRECTV Funds, DIRECTV Common Stock Fund and News Corp. Stock Fund

(a)           The interest of each Participant in each Fund resulting from Participant and Company contributions shall be represented by Units allocated to the Participant’s Account.

(b)           The initial value of each Unit in the DIRECTV Funds shall be as determined by the Administrator in its sole discretion.

(c)           Units shall be credited to Participants on such basis for the contributions deposited into the Funds on behalf of each Participant.  Each contribution to the Funds on behalf of a Participant or payment made to a Participant prior to that next Valuation Date shall result in a credit or charge to his Account equal to the number of Units contributed or paid, as the case may be.

(d)           On each Valuation Date, an amount equal to the fair market value of all property in each Fund on such Valuation Date (after payment or provision for payment thereof of such Fund's share of Trust expenses as provided in Section 9.05(b)(ii)) shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate.  Such amount for each Fund shall be divided by the total number of Units credited to all Participants in such Fund on the particular Valuation Date, thereby establishing a new Net Asset Value for the Fund. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Net Asset Value on a particular Valuation Date of the Units in the DIRECTV Fixed Income Fund (or any similar fund that is intended to allow purchases and redemptions at book value) shall be the book value (including adjustments for credited interest) determined for such Fund as of such Valuation Date.

(e)           Contributions to be invested in each such Fund, and dividends and capital gains received by such Fund, shall be invested by such Fund as received, or as soon as practicable thereafter.  Each contribution to any Fund or payment from any Fund on or after such Valuation Date and prior to the next Valuation Date shall be converted to Units by dividing the Net Asset Value of such Fund into the amount of such contribution or payment, and the individual Account of each affected Participant shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant.

Section 5.03 -	DIRECTV Common Stock; DIRECTV Common Stock Fund

(a)           The interest of each Participant shall be in Units of the DIRECTV Common Stock Fund.

(b)           Cash dividends received by the Trustee on Company Stock shall be invested in the DIRECTV Common Stock Fund as received, or as soon as practicable thereafter.

(c)           DIRECTV Common Stock acquired by the Trustee under the terms of this Plan shall be registered in the name of the Trustee, or its nominee, who shall vote the shares and respond to any tender or exchange offers with respect to the shares (including fractions) credited to each Participant as provided in Section 5.04.

Section 5.04 -	Voting Rights of DIRECTV Common Stock Held in DIRECTV Common Stock Fund

(a)           Except as provided in paragraph (e), with respect to DIRECTV Common Stock held in the DIRECTV Stock Fund, each Participant (or in the event of the Participant's death, any reference to Participant also includes the Participant's Beneficiary for purposes of this Section) is hereby designated a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA for purposes of this Section and with respect to the Participant's share of DIRECTV Common Stock held in the DIRECTV Stock Fund determined as follows:

(i)           the number of shares of Common Stock held in the DIRECTV Stock Fund allocated to such Participant; and

(ii)           the Participant's proportionate share of DIRECTV Common Stock held in the DIRECTV Stock Fund, which shall be determined by multiplying

a.           the number of shares allocated to Participants for which a Participant does not give timely instructions as described in this Section, by

b.           a fraction, the numerator of which is the number of shares held in such Participant’s account for which timely instructions are provided by such Participant to the Trustee, and the denominator of which is the number of shares of Common Stock held in the DIRECTV Stock Fund for which timely instructions are provided by all Participants to the Trustee.

Until the date shares of Common Stock held in the DIRECTV Stock Fund are first allocated to any Participant, the Investment Committee shall act, for purposes of this Section, as the “named fiduciary” with respect to such unallocated shares of Common Stock held in the DIRECTV Stock Fund.

(b)           Except as provided in paragraph (e), each Participant shall have the right to instruct the Trustee in writing as to the manner in which to vote the Participant's share of Common Stock held in the DIRECTV Stock Fund as determined in subparagraphs (a)(i) and (a)(ii).

(c)           The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant the information distributed to stockholders of the Company in connection with any such stockholders’ meeting, including providing each Participant with a form requesting the Participant to provide confidential instructions to the Trustee on how such shares of stock shall be voted on each such matter and also informing each Participant about being a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA for purposes of giving voting instructions for the Participant's share of Common Stock held in the DIRECTV Stock Fund as determined in subparagraphs (a)(i) and (a)(ii).

(d)           Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote the Participant's shares as directed by each Participant and such Participant's share of Common Stock held in the DIRECTV Stock Fund as determined in subparagraphs (a)(i) and (a)(ii).  The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Company or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other persons providing services to the Plan if such person is not the Company, an affiliate or any employee, officer or director thereof, and agrees not to divulge such directions to any other person, including employees, officers and directors of the Company and its affiliates.

(e)           With respect to tender offers for the purchase or exchange of less than five percent (5%) of the outstanding shares of the Company's common stock, the Investment Committee shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the sale, exchange or transfer of the DIRECTV Common Stock held in the DIRECTV Stock Fund, and the Trustee shall follow the direction of the Investment Committee.  With respect to tender offers for the purchase or exchange of five percent (5%) or more of the outstanding shares of Company's common stock, each

Participant, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA as provided in paragraph (a)(i), shall be entitled to direct the Trustee with respect to the sale, exchange or transfer of the number of shares of DIRECTV Common Stock held in the DIRECTV Stock Fund allocated to such Participant as provided in subparagraph (a)(i), and the Trustee shall follow the direction of any such Participant who provides timely instructions to the Trustee.

Section 5.05 -	News Corp. Stock; News Corp. Stock Fund

(a)           The interest of each Participant shall be in Units of the News Corp. Stock Fund.

(b)           Cash dividends received by the Trustee on News Corp. Stock shall be invested in the News Corp. Stock Fund as received, or as soon as practicable thereafter.

(c)           News Corp. Stock acquired by the Trustee under the terms of this Plan shall be registered in the name of the Trustee, or its nominee, who in the limited circumstances in which shareholders are entitled to vote, shall vote the shares (including fractions) credited to each Participant as instructed by the Participant, and shall vote the shares for which instructions are not timely received as it determines in its discretion in its capacity as Trustee.

Section 5.06 -	Account Valuation

The Trustee, Company or record-keeper (or other designee of the Administrator) shall forward after the end of each quarter of the Plan Year (or such other times as may be determined by the Administrator) to each Participant a statement, in such form as the Administrator shall determine, setting forth pertinent information relative to each Participant's Account.  Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Participant properly contests such statement in accordance with the claims procedure under Section 10.09.

ARTICLE VI

VESTING; BENEFIT AND WITHDRAWAL RIGHTS

Section 6.01 -	Vesting of Participant Contributions and Deferrals

That portion of a Participant's Account which represents his own contributions under Section 2.01(a), or which represents amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.01(b), adjusted for earnings, gains and losses thereon, shall be Vested at all times.

Section 6.02 -	Vesting of Company Matching Contributions

That portion of a Participant's Account which represents a Company's Contribution under Section 3.01 (other than Qualified Nonelective Contributions under Section 3.01(b) which are 100% Vested) for any month, adjusted for earnings, gains and losses thereon, shall become Vested on the earliest of:

(a)           His Retirement,

(b)           His Normal Retirement Age,

(c)           His death,

(d)           His Separation from the Service because of a Company layoff,

(e)           His Separation from the Service because of a determination by the use of a third party retained by the Company to make such a determination that the Participant has become permanently unable to discharge his assigned duties as a result of mental or physical disease or condition,

(f)           His Separation from the Service because of Military Service,

(g)           His service with the Company or a member of the Controlled Group for which the Participant is credited with:

(i)           three (3) Years of Service with respect to Company Contributions relating to Plan Years ending prior to December 1, 2010; and

(ii)           two (2) Years of Service with respect to Company Contributions relating to Plan Years beginning on or after December 1, 2010.

(h)           For a Participant who is employed by NW Sports Net, LLC on April 20, 2013 and who was a former employee of DIRECTV Sports Net Northwest, LLC, his Separation from the Service.

Section 6.03 -                                           Distribution Following Separation

(a)           Within sixty (60) days following the later of the Participant's Separation from the Service or receipt of a Participant Direction, or as soon thereafter as administratively feasible, the Participant (or his Beneficiary, in the event of death) shall receive or shall commence receipt of the Dollar Balance of the Vested portion of his Account valued as of the Valuation Date on which the Participant Direction is effective, to be paid as provided in the Participant Direction either in a lump sum or in a manner specified in Section 6.04.  Notwithstanding anything herein to the contrary, following a

Participant Direction, the payment of benefits to the Participant or his Beneficiary shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which falls the latest of:

(i)           the date on which the Participant attains age sixty-five (65);

(ii)           the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)           the date of the Participant's Separation from the Service.

(b)           Except as provided in paragraphs (c) and (d), the portion of his Account which is not Vested shall be forfeited

(i)           for a Participant who is not Vested and who, as a result, is deemed to have received a cash out of his distribution on his Separation from the Service, and

(ii)           for a partially Vested Participant who voluntarily or involuntarily receives a distribution as of the Valuation Date coinciding with or next following the later of the date of the Participant's Separation from the Service or the receipt of a Participant Direction electing the commencement of the distribution of his Vested Account.

(c)           The Dollar Balance of the portion of his Account which is forfeited shall be restored, if the Participant is reemployed prior to incurring five (5) consecutive Break in Service Years and the Participant repays to the Plan the full amount of any distribution prior to five (5) years following the first date on which the Participant resumes employment with the Company.

(d)           Elective Deferrals are always fully Vested and nonforfeitable. The Plan shall disregard Elective Deferrals in applying the vesting provisions of the Plan to other contributions or benefits under Section 411(a)(2) of the Code. However, the Plan shall otherwise take a Participant's Elective Deferrals into account in determining the Participant's Vested benefits under the Plan for purposes of determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures and for applying provisions permitting the repayment of distributions in order to have forfeited amounts restored.

(e)           If the Dollar Balance of the Vested portion of his Account does not exceed $1,000 (or at a different cash out amount as may be determined by the Administrator in its sole discretion from time to time) (the "Maximum Cash Out Level"), payment of benefits at the Maximum Cash Out Level will be made (or for the Participant who is zero Vested, the entire Dollar Balance of his Account shall be deemed to have been made in a lump sum) as provided herein without the need of a Participant Direction.  If the Dollar Balance of the Vested portion of the Participant's Account exceeds the Maximum Cash Out Level, then the Participant must consent in writing to a distribution that commences prior to the date on which the Participant attains age sixty-five (65).

(f)           Any Participant in Military Service who elects to receive a distribution under this Section shall not be eligible to make any Elective Deferral or after-tax contributions to the Plan for a six (6) month period from the date of such distribution.

Section 6.04 -	Installment and Lump Sum Distributions and Commencement of Distribution

(a)           Upon a Separation from the Service, a Participant will, subject to the restrictions of this paragraph, the minimum distribution requirements of Article XIV, and the Participant consent requirements of Section 6.03(d), receive distributions in accordance with the following:

(i)           Election Within 30 Days Following Separation from the Service:  If the Participant elects, by giving a Participant Direction within thirty (30) days following Separation from the Service, then:

a.           Lump Sum Distributions:  the Participant may commence immediate receipt of the Dollar Balance in a lump sum, or elect to defer commencement to not later than age 70-1/2; or

b.           Installment Distributions:  if the Participant has a Separation from the Service by reason of Retirement, the Participant may elect to receive distributions of the Participant's Dollar Balance in annual installment payments over a period of no less than two (2) nor more than ten (10) years, or defer the receipt of the Participant's Dollar Balance to not later than the Participant's Required Beginning Date; and following the deferral period, to receive the Participant's Dollar Balance in annual installments over a period of no less that two (2) nor more than ten (10) years; provided such distributions satisfy the minimum distribution requirements of Article XIV.

(ii)           No Election Within 30 Days of Separation from the Service:  if a Participant makes no election within thirty (30) days of Separation from the Service and does not make an election as provided in paragraph (iii), the Participant shall be deemed to have elected a distribution as provided in Section 14.03(a) commencing not later than the Participant's Required Beginning Date.

(iii)           Election To Take Lump Sum:  if a Participant either makes no election within thirty (30) days of Separation from the Service, elects to defer receipt of the lump sum distribution under subparagraph (a)(i)a or elects installment payments under subparagraph (a)(i)b, and then subsequently elects following his Separation from the Service to receive a lump sum, then the Participant's Dollar Balance shall be distributed in a lump sum.

(b)           Payment of Annual Installments:  If a Participant elects to receive his Dollar Balance in annual installments, the first installment shall be made within sixty (60)

days, or as soon as administratively feasible thereafter following the Valuation Date coinciding with or next following termination of the deferral period under subparagraph (a)(i)b, or within sixty (60) days, or as soon as administratively feasible thereafter following the Valuation Date coinciding with or next following his Separation from the Service.  The amount of each installment shall be equal to the portion of the Dollar Balance then payable determined in accordance with Section 5.01 as of the Valuation Date coinciding with or next following the Participant's Separation from the Service, or anniversary date thereof, or the date of termination of the deferral period, or anniversary date thereof, as applicable divided by the then remaining installment period.  Payments shall be distributed proportionately from each Investment Option of the Participant.

(c)           Payment of Lump Sum:  if the Participant elects to receive his Dollar Balance in a lump sum, the amount of such lump sum shall be equal to the Vested Dollar Balance of his Account valued as of the Valuation Date coinciding with or next following receipt by the Administrator of a Participant Direction and will be paid within sixty (60) days, or as soon as administratively feasible thereafter following such Valuation Date.

(d)           A Participant may elect by a Participant Direction any distribution under this Section, Sections 6.05 or 6.11 or Article XIV to receive shares of DIRECTV Common Stock or News Corp. Stock, as applicable, allocated to his Account provided the number of shares to be distributed in a lump sum is a whole number, or to receive cash in lieu of part or all thereof.

(e)           The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

Section 6.05 -	Withdrawals of After-Tax Contributions and Certain Vested Company Contributions

(a)           A Participant either prior to or following a Separation from the Service may from time to time, following a Participant Direction to the Administrator, elect to withdraw some or all of that portion of the Dollar Balance of his Account (including earnings) commencing first from amounts described in (i) until fully withdrawn and thereafter from amounts described in (ii), as follows:

(i)           his own contributions made pursuant to Section 2.01(a), and

(ii)           the Dollar Balance of the Vested Company Matching Contributions contributed prior to December 1, 2010.

A Participant may not withdraw any portion of the Dollar Balance of his Account representing amounts deferred from his Compensation and contributed by the Company under Section 2.01(b) except as provided under Section 6.08.  Withdrawals shall be valued as of the Valuation Date coinciding with or next following the date in which notice of withdrawal is received by the Administrator and shall be paid to a Participant within sixty (60) days, or as soon as administratively feasible thereafter, following such Valuation Date.  In no event may a Participant's total withdrawals under this Section from any Investment Option exceed the total amount actually contributed by him to such Investment Option.

(b)           The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

(c)           A required minimum amount for withdrawal under this Section 6.05 shall be set by the Administrator from time to time.

(d)           A Participant, prior to a Separation from the Service, may not make a withdrawal within twenty-six (26) weeks of any prior withdrawal under this Section.

(e)           A processing fee of such amount as may be set by the Plan Administrator from to time will be charged to the Participant's Account for each Participant withdrawal hereunder.

Section 6.06 -	No Repayment of Withdrawals

A Participant may not pay back amounts withdrawn from his Account.

Section 6.07 -	Forfeiture of Non-Vested Company Contributions

All forfeitures shall be credited against (and to that extent reduce) further Company contributions, as provided in Section 3.03, or may be used to pay expenses of the Plan in accordance with Section 9.05(b), as determined by the Administrative Committee in its sole discretion.

Section 6.08 -	Hardship Withdrawals

(a)           Prior to incurring a Separation from the Service, a Participant may request a hardship distribution from his Account of amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.01(b) (including any income attributable to such amounts prior to 1989), or received as a rollover contribution under Section 13.04(a) (including earnings).  For the purposes of this Section, a hardship distribution shall be in the minimum amount as required by the Administrator from time to time and shall mean a distribution (including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution):

(i)           RESERVED.

(ii)           which distribution is deemed to be necessary to meet the immediate and heavy financial needs of the Participant if used to:

a.           pay costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments),

b.           pay tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary schooling of the Participant, the Participant's spouse, or the Participant's children, dependents, or Beneficiaries,

c.           pay medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, any dependents (as described in Section 152 of the Code), or the Participant's Beneficiary as necessary for these persons to obtain medical care described in Section 213(d) of the Code which the Participant is obligated to pay (or in the case of the Participant's Beneficiary would be obligated to pay if treated as a dependent) and which are not otherwise payable under any insurance coverage in force for the Participant,

d.           prevent the eviction of the Participant from, or a foreclosure on the mortgage or deed of trust of, the Participant's principal residence,

e.           pay burial or funeral expenses of a Participant's deceased parent, spouse, child, dependent or Beneficiary, or

f.           pay the expenses related to the repair of a Participant's principal residence that would qualify as a casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the adjusted gross income of the Participant); and

(iii)           which does not exceed the amount required to meet the immediate and heavy financial needs as described in subparagraphs (a)(i) and (ii), and which is not reasonably available from other resources of the Participant as described in paragraph (b).

(b)           In order to receive a hardship distribution, a Participant must file a Participant Direction with the Administrator detailing the facts necessary to satisfy the requirements of subparagraph (a)(iii) and if applicable subparagraph (a)(i).  A hardship will be treated as satisfying the requirements of subparagraph (a)(iii) if the Administrator reasonably relies on the Participant Direction unless the Administrator has actual knowledge to the contrary that the need cannot be reasonably relieved from other sources, including assets of the Participant's spouse and minor children that are reasonably available to the Participant, such as insurance proceeds, liquidation of assets of the Participant (including withdrawal of benefits from the Plan under Sections 6.05 and 6.11, and Participant loans under Section 6.09), and cessation of Participant contributions to the

Plan, or loans from other plans maintained by the Company, or by borrowing from commercial lenders on reasonable commercial terms. Any amounts distributed as a hardship distribution shall be in a single sum paid by the Trustee, in accordance with the direction of the Administrator, as soon as practicable after receipt by the Administrator of such a request.  The Administrator shall determine whether a financial hardship exists and the amount required to be distributed to meet the need created by the hardship in a uniform and nondiscriminatory manner.

(c)           A Participant who exercises the right of withdrawal in the event of hardship shall not incur a forfeiture of any Company contributions and shall continue participation in the Plan, unless otherwise ineligible as provided by the terms of the Plan.

(d)           The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

(e)           Beneficiary for purposes of this Section 6.08 shall include a Participant’s domestic partner who is designated as a primary Beneficiary of the Participant’s Account upon his or her death.

Section 6.09 -	Participant Loans

The Administrator is authorized to implement and maintain a loan program pursuant to a separate written policy adopted by the Administrator that complies with the relevant sections of ERISA and the Code.

Section 6.10 -	Withdrawal by Participant Following Age 59-1/2

(a)           Following the attainment of age fifty-nine and one-half (59-1/2) and either prior to or following a Separation from the Service, a Participant following a Participant Direction to the Administrator may elect from time to time to withdraw some or all of that portion of the Dollar Balance of his Vested Account.  Withdrawals shall be valued as of the Valuation Date coinciding with or next following the date a Participant Direction is received by the Administrator and shall be paid to a Participant within sixty (60) days from such Valuation Date, or as soon as administratively feasible thereafter in a lump sum.  In no event may a Participant withdraw any portion of his Account that is not Vested.

(b)           A required minimum amount for a withdrawal under this Section 6.10 may be set by the Administrator from time to time.

(c)           A Participant, prior to a Separation from the Service, may not make a withdrawal within twenty-six (26) weeks of any prior withdrawal under this Section.

(d)           The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

(e)           A processing fee of such amount as may be set by the Plan Administrator from time to time will be charged to the Participant's Account for each Participant withdrawal hereunder.

ARTICLE VII

SUSPENSION OF DEFERRAL OF COMPENSATION AND CONTRIBUTIONS

Section 7.01 -	Voluntary Suspension of Deferrals and Contributions

(a)           A Participant may at any time elect to suspend deferral of Compensation or payroll deductions for purposes of Section 2.01 of the Plan until further notice.  Suspension shall become effective commencing with the first payroll period following the receipt of a Participant Direction by the Administrator, or as soon thereafter as administratively feasible.

(b)           Such a suspended Participant may resume deferral of Compensation or payroll deductions for the purposes of the Plan (if he is then an Eligible Employee), not later than the first payroll period following the receipt of a Participant Direction by the Administrator, or as soon thereafter as administratively feasible.

Section 7.02 -	Involuntary Suspension of Deferrals and Contributions

(a)           A Participant's deferral of Compensation or payroll deductions for the purposes of the Plan shall be suspended whenever:

(i)           no payment of Compensation is made to the Participant or the amount payable after all other deductions required by law or the Company is less than the full deduction for the purposes of the Plan, or

(ii)           the Participant, although an Employee, is not an Eligible Employee, or

(iii)           payroll deductions for purposes of the Plan would be contrary to law.

(b)           Unless a suspended Participant gives a Participant Direction to the Administrator to the contrary, such Participant's previously authorized deferral of

Compensation or payroll deductions shall resume automatically effective the first payroll period following the date when the cause of suspension is terminated, or as soon thereafter as administratively feasible.

Section 7.03 -	Participation During Suspension

(a)           Suspension of a Participant's deferral of Compensation or payroll deduction for purposes of the Plan, whether voluntary or involuntary, shall not interrupt his continuity of participation in the Plan or otherwise affect his benefit and withdrawal rights, which shall be determined in accordance with the provisions of Article V.

(b)           During the period of a Participant's suspension, the Company contributions on his behalf under Section 3.01 shall be similarly suspended, but the Trustee shall continue to value as of each Valuation Date during such period the Participant's Account in accordance with the provisions of Article V.

(c)           A Participant may not make up suspended deferrals of Compensation or payroll deductions.

ARTICLE VIII

PAYMENT TO A BENEFICIARY

Section 8.01 -	Death Benefit Payment to Beneficiary

(a)           If a Participant dies, payment of the benefits provided under the Plan shall be made to his Beneficiary upon receipt by the Administrator of evidence satisfactory to it of the death of the Participant and of the identity and existence at the time of death of the Beneficiary of the Participant.  If a Participant dies while performing qualified military service as defined in Section 414(u) of the Code, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then incurred a Separation from the Service on account of death.

(b)           A Beneficiary by a Participant Direction may specify any form of benefit distribution, subject to Section 8.02 and as permitted under Sections 6.03 and 6.04 of the Plan, and if the Beneficiary gives a Participant Direction to the Administrator within sixty (60) days after the Participant's death that payment is to be made in a form specified in Section 6.03 or 6.04 of this Plan, then payment shall be made in accordance with such election.

(c)           If the Beneficiary fails to give a Participant Direction as provided in Section 8.01(b) above, then payment shall be made in cash in a lump sum valued as of the Valuation Date coinciding with or next following the receipt of all required documentation for distribution.

Section 8.02 -	Form and Timing of Death Benefit Payment

Upon the death of the Participant, distribution will be made in accordance with Section 8.01, provided that distribution occurs at least as rapidly as follows:

(a)           If the Participant dies after distribution of benefits provided under the Plan has commenced, the remaining portion of such benefit may continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b)           If the Participant dies before distribution of benefits provided under the Plan commences and if the Designated Beneficiary elects to defer commencement as provided in Section 8.01, Benefits must be distributed either at least as rapidly as provided in Sections 14.02 and 14.04, or if elected by the Designated Beneficiary, in a lump sum.

Section 8.03 -	Beneficiary of Married Participant

If the Participant is married, the Beneficiary is the Participant's surviving spouse, unless the surviving spouse has consented in writing to the designation of another Beneficiary and the surviving spouse's signature has been witnessed by a Plan representative or notary public; provided, however, spousal consent is not required if the Participant is legally separated, or the Participant has been abandoned and the Participant has a court order to that effect unless a qualified domestic relations order as defined in Section 414(p) of the Code provides otherwise.  If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give the consent.  A Participant may change his designation of Beneficiary at any time effective upon filing with the Administrator a Participant Direction of such change, provided that the Participant's spouse, if any, has consented thereto as herein provided.

ARTICLE IX

TRUST AGREEMENT

Section 9.01 -	Appointment of Trustee

The Trust Fund shall be held by a corporate Trustee or Trustees selected by DIRECTV pursuant to the Trust Agreement.  References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated by DIRECTV.  DIRECTV may from time to time remove any Trustee or Trustees and may appoint substitute, successor and co-Trustees.

Section 9.02 -	Provisions of Trust Agreement

The Trust Agreement is and shall be in such form and contain such provisions as DIRECTV deems appropriate and shall be deemed to form a part of the Plan.  All rights and benefits that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

Section 9.03 -	Express Benefit Limitation

Nothing in the Plan or in the Trust Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person except to the extent expressly provided in the Plan.

Section 9.04 -	No Guarantee of Benefit

Neither the Companies nor the Trustee warrant or represent in any way that amounts contributed to the Plan or transferred to one or more Investment Options will earn any particular investment return or that the amount in any Investment Option, whether contributed by the Participant or the Companies, will be preserved.  Each Participant assumes this risk as to his own Account except as otherwise provided by ERISA.

Section 9.05 -	Payment of Costs, Expenses and Taxes

(a)           Except as provided in paragraph (b), all routine costs and expenses incurred in the administration of the Plan, except brokerage fees, commissions, stock transfer taxes, and any other fees and expenses relating to the acquisition or disposition of DIRECTV Common Stock and News Corp. Stock shall be borne by the Companies.

(b)           The following costs and expenses will be paid by the Trust Fund:

(i)           counsel fees and expenses relating to acquisition or disposition of property, counsel fees and expenses incurred in connection with legal services relating to the Plan that at the sole discretion of DIRECTV are not paid under paragraph (a), brokerage fees, commissions, stock transfer taxes, and fees and expenses of Investment Managers will be allocated among the Trust Fund as determined by the Administrator, and

(ii)           the fees and expenses of the Trustee, fees for administrative and record-keeping services (including Participant disclosures and Plan testing requirements) provided by the Trustee, by DIRECTV or a third party will be allocated on an estimated basis among Participants, as determined by the Administrator.

(c)           Taxes incurred, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

Section 9.06 -	Common Investments with the Savings Plus Plan

(a)           DIRECTV sponsors the Savings Plus Plan that provides for investment in separate funds similar to the Funds provided for in this Plan.  To facilitate investment, the Trustee may hold the Funds under this Plan in common with the Funds for the Savings Plus Plan, as well as with funds of qualified plans sponsored by any related company as may be approved by DIRECTV.  The Trustee shall, however, maintain separate accounts accurately reflecting the equitable shares and the assets of each such Fund so that valuations thereof and determinations of Unit values for each such Fund may be made as and when required by this Plan and the Savings Plus Plan.

(b)           The Administrator may, at any time, direct the Trustee to segregate and withdraw the Trust Fund from such common holding with the Savings Plus Plan Trust Fund and the Trustee shall promptly do so.  The Trustee's valuation of assets for the purpose of such segregation and withdrawal shall be conclusive, except as provided in ERISA.

ARTICLE X

ADMINISTRATION

Section 10.01 -	Authority of Administrator

The Administrator shall conduct the general administration of the Plan in accordance with the Plan and Trust Agreement (except that any Committee appointed under Section 10.03 shall have no power or duty to manage or control assets of the Plan) and shall have the discretionary power and authority to carry out that function, including the following discretionary powers and authority:

(a)           To determine questions of eligibility of Participants and the entitlement to benefits of Participants, Beneficiaries and all other persons.

(b)           As required by law, to engage and designate a qualified public accountant meeting the requirements of Section 103(a)(3)(D) of ERISA, and other accountants, attorneys, appraisers, brokers, consultants, administrators, physicians or other persons and (with the Companies and their officers, directors and employees) to rely upon the advice, opinions or valuations of any such persons and, except as required by law, be fully protected in acting or relying thereon in good faith.

(c)           To interpret and construe the terms of the Plan.

(d)           To conduct claims procedures as provided in Section 10.09.

(e)           To delegate any power or duty to any other person or persons including a Committee appointed pursuant to Section 10.03.

(f)           To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA (but not for furnishing information, statements or documents as required by Section 104(b)(1), (2) or (3) or Section 104(c) or Section 105(a) or (c) of ERISA).

(g)           To exercise any powers delegated to the Administrator by the Trust Agreement.

Section 10.02 -	Prohibition Against Discrimination

The Plan shall not be operated so as to discriminate in favor of Participants who are officers or shareholders or who are highly compensated.  The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances.  The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 10.03 -	Administrative Committee and Investment Committee

DIRECTV may, but need not, appoint an Administrative Committee consisting of one or more members to function as the Administrator and appoint an Investment Committee to act as a named fiduciary as provided in Section 5.04.

Section 10.04 -	Compensation of Committee

(a)           The members of the Committee shall receive no remuneration from the Trust Fund for their services as such.

(b)           Except as provided in Section 9.05(b), the Companies shall pay or reimburse each Employee functioning under Section 10.01(e), each member of such Committee for all expenses (including reasonable attorneys' fees) properly incurred in the performance of his functions under the Plan and Trust Agreement.

(c)           The Companies shall indemnify and hold each such Employee and each member of any such Committee harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his functions hereunder.

(d)           The Companies may obtain and provide for any such Employee and Committee member, at the Companies' expense, liability insurance against liabilities imposed on him by law.

(e)           Expenses referred to in Section 10.04(b) not paid by the Companies shall be paid from the Trust Fund to the extent permitted by law.

(f)           Fees and expenses of persons (other than Employees who function under Section 10.01(e), and any Committee members) shall not be paid or reimbursed by the Companies except as agreed upon by the Companies.

Section 10.05 -	Effect of Administrative Action

Except as provided in Section 10.09, all actions taken and all determinations made by the Administrator and the Companies in good faith shall be final and binding upon all Participants, Beneficiaries, the Trustee and any person interested in the Plan or Trust Fund.

Section 10.06 -	Payments and Prohibition of Assignment

(a)           The Trustee shall, except as otherwise provided in paragraph (b), pay all amounts payable hereunder only to the person or persons designated under the Plan and not to any other person or corporation.  The receipt of the person to whom such payment is made shall be complete discharge to the Trustee for any sums so paid.

(b)           In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan, the Trustee may retain the amount in controversy and shall not be liable for the payment of any interest or income on any such amount except to the extent of gains, if any, of the Trust Fund attributable thereto.

(c)           No part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary and as provided in Section 6.09.  The preceding sentence shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code ("QDRO"), or unless the Administrator determines in its sole discretion to treat any domestic relations order entered into before January 1, 1985, as a QDRO.  Notwithstanding any other provisions contained in the Plan to the contrary, payment of benefits from the Plan to an alternate payee under a QDRO will commence as soon as administratively feasible following receipt of a QDRO and will be in the form of a lump sum distribution.  A processing fee of such amount as may be set by the Plan Administrator from time to time will be charged and allocated one-half to the Participant's Account and one-half to the Alternate Payee's Account for each domestic relations order reviewed hereunder.

Section 10.07 -	Maintenance of Name and Address

Each Participant shall be responsible for furnishing the Administrator with his correct current address and correct current name and address of his Beneficiary.

Section 10.08 -	Communication Requirements

(a)           All applications, notices, designations, elections, and other communications from Participants shall be a Participant Direction as prescribed by the Administrator, and shall be mailed or delivered in such manner as required by the Administrator to such office as may be designated by the Administrator, and shall be deemed to have been given when received by the Administrator.

(b)           Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by the Participant or Beneficiaries when so deposited in the United States mail with postage prepaid and addressed to the Participant or Beneficiary at his last address of record with the Administrator.

Section 10.09 -	Claims Procedure

(a)           A claim by a Participant, former Participant, Beneficiary or any other person shall be presented to the Vice President, Compensation and Benefits of DIRECTV or such other claims official as may be appointed by DIRECTV in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

(b)           The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

(c)           If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Companies.

(d)           If the claim is wholly or partially denied, the claims official shall, within a reasonable time, provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

(i)           the specific reason or reasons for such denial,

(ii)           specific references to pertinent Plan provisions on which the denial is based,

(iii)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(iv)           an explanation of the Plan's claim review procedure.

(e)           The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official's denial of a claim to it for a full and fair review.  The claimant or his duly authorized representative:

(i)           may request a review upon written application filed with the Administrator,

(ii)           may review pertinent documents, and

(iii)           may submit issues and comments in writing.

(f)           The Administration may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than sixty (60) days after receipt by the claimant of written notice of denial of his claim.

(g)           The decision by the Administrator upon review of a claim shall be made not later than sixty (60) days after its receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of such request for review.

(h)           The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

(i)           To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the Administrator on review, as the case may be, shall be final and binding on all parties, if warranted on the record and reasonably based on the law and the provisions of the Plan and Trust Agreement.

Section 10.10 -	Withholding of Taxes

Some payments out of the Trust Fund may be subject to either mandatory or voluntary withholding for taxes as required by law.  Any Participant who makes, or is eligible to make, an election for voluntary withholding may not make or change a withholding election after such time as may be determined by the Committee in its discretion from time to time.

ARTICLE XI

TERMINATION AND AMENDMENT OF THE PLAN

Section 11.01 -	Termination or Partial Termination of Plan

(a)           The Plan is intended as a permanent program, but DIRECTV shall have the right at any time to declare the Plan terminated or completely to discontinue contributions to the Plan at any time, as to all Companies, or with respect to any Company or any division, facility or functional operation of a Company.  In the event of any termination or partial termination, the interest of each Participant with respect to whom the Plan is terminated in his Account shall become fully Vested.  Except as otherwise required under Section 403(d)(1) of ERISA and paragraph (b), in the event of such termination, the Administrator shall direct the Trustee to liquidate the Trust Fund and distribute it, less a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Account.

(b)           A distribution may not be made under paragraph (a) if the Company establishes or maintains an alternative defined contribution plan.  For purposes of the preceding sentence, the definition of the term "Company" is applied as of the date of Plan termination, and a plan is an alternative defined contribution plan only if it is a defined contribution plan that exists at any time during the period beginning on the date of plan termination and ending 12 months after distribution of all assets from the terminated plan.  In addition, a defined contribution plan is not treated as an alternative defined contribution plan if it is an employee stock ownership plan as defined in section 4975(e)(7) or 409(a) of the Code, a simplified employee pension as defined in section 408(k) of the Code, a SIMPLE IRA plan as defined in section 408(p) of the Code, a plan or contract that satisfies the requirements of section 403(b) of the Code, or a plan that is described in section 457(b) or (f) of the Code.

(c)           Failure of the Companies to make one (1) or more substantial contributions to the Plan for any period of three (3) consecutive Plan Years in each of which the Companies realized substantial current earnings, as shown on their financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year.

(d)           In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all Accounts shall thereupon become fully Vested.

Section 11.02 -	Amendment of Plan

As limited in Section 11.01 and the Trust Agreement, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by DIRECTV; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant has in his Account or eliminate an optional form of benefit protected under Section 411(d)(6) of the Code.  Any amendment hereto which changes any vesting schedule or which affects any automatic change to or from a top heavy vesting schedule shall not be effective as to any Participant who has at least three (3) Years of Service with the Company if such Participant elects, within a reasonable time after the adoption of such amendment, to have his Vested interest computed without regard to such amendment.  Notwithstanding any other provision of the Plan, contributions by the Companies and Participants to the Plan are hereby expressly conditioned upon the issuance by the Internal Revenue Service of a favorable determination letter regarding the Plan's qualification under Section 401 of the Code and upon the deductibility under Section 404 of said Code of Company contributions; and the Administrator may direct the Trustee to return to the Companies and/or the Participants amounts attributable to any contributions made by them if and to the extent the Administrator deems it necessary to obtain such a determination letter or (with respect to Company contributions) to the extent the Administrator deems in excess of the amounts deductible.

ARTICLE XII

TOP HEAVY PROVISIONS

Section 12.01 -	Top Heavy Definitions

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

(a)           "Aggregation Group" means each qualified plan (including the Plan) of the Company or Companies in which a Key Employee is a Participant, and each other plan of the Company or Companies which enable the Plan or plans containing a Key Employee to meet the anti-discrimination requirements of Sections 401(a)(4) or 410 of the Code.  In addition, the Administrator may include in the Aggregation Group any other plan of the Company or Companies that satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Plan and the other plans in the Aggregation Group.

(b)           "Compensation" means, except as provided in paragraph (d), compensation stated on the Participant's Form W-2 for the calendar year that ends with or within the Plan Year.

(c)           "Determination Date" means with respect to any Plan Year the last day of the preceding Plan Year.

(d)           "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $150,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)           "Non-Key Employee" means an Employee who is not a Key Employee.  The beneficiaries of an Employee acquire the character of such Employee.  For purposes of this paragraph, Compensation shall have the same meaning as defined in Section 415(c)(3), but including Company contributions made pursuant to a salary reduction arrangement.

(f)           "Top Heavy Group" means any Aggregation Group if the sum of the present value of cumulative accrued benefits for Key Employees under all defined benefit pension plans included in the Aggregation Group, and the sum of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group, exceeds 60% of such amounts determined for all employees, calculated as of the determination date, using the most recent Valuation Date within the twelve (12) month period on the Determination Date.

(g)           "Top Heavy Plan" means each Plan of the Company or Companies required to be included in an Aggregation Group, if the Aggregation Group is a Top Heavy Group.

Section 12.02 -	Top Heavy Special Rules

For purposes of determining whether a Top Heavy Group exists, the following special rules shall apply:

(a)           Benefits derived from voluntary or mandatory Participant contributions and Employer contributions shall be taken into account.

(b)           The aggregate of distributions made to any Participant from the Plan or any plans in the Aggregation Group, during the five (5) year period ending on the Determination Date shall be taken into account in determining the present value of cumulative accrued benefits of any Participant or the account of any Participant under any such plan.

(c)           If a Participant who was a Key Employee ceases to be a Key Employee for a Plan Year, the cumulative accrued benefit or Account of such Participant will not be taken into account for determining whether a Top Heavy Group exists for such Plan Year.

(d)           Rollover contributions initiated by an Employee and made to the Plan after December 31, 1983, shall not be taken into account.

(e)           The Account of a Participant who has not performed services for the Company during the five (5) year period ending on the determination date shall not be taken into account.

Section 12.03 -	Top Heavy Provisions

If the Plan is a Top Heavy Plan for any Plan Year, then with respect to such Plan Year and all subsequent Plan Years, the following provisions shall apply:

(a)           Each Participant who has completed three (3) or more Years of Service with the Company shall be fully Vested in his Account.

(b)           A Participant who is not a Key Employee shall accrue a minimum Company contribution equal to the lesser of 3% of the Participant's Compensation or the highest percentage of Compensation at which contributions are allocated or required to be allocated under the Plan for any Key Employee.  Non-Key Employees who have become Participants but who subsequently fail to complete one thousand (1,000) hours of service for a Plan Year must receive the minimum benefit.  A Non-Key Employee may not fail to receive the minimum benefit because of a failure to authorize an Elective Deferral under Section 2.01(b).  Elective Deferrals made under Section 2.01(b) by any Key Employees are taken into account in determining the required minimum contribution hereunder, but Elective Deferrals by Non-Key Employees are not counted as a Company contribution for purposes of determining whether the required Company contributions hereunder has been satisfied.

Section 12.04 -	Modification of Top-heavy Rules

Notwithstanding any other provisions of this Article XII to the contrary, this Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code.

(a)            Determination of top-heavy status.

(i)           Determination of present values and amounts.  This subsection (i) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

a.           Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(I) of the Code. In the case of a distribution made for a reason other than severance from employment (as of January 1, 2002), death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

b.           Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

(b)           Minimum benefits.

(i)           Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(ii)           In the event this Plan is a Top Heavy Plan, to the extent necessary, the minimum benefit requirement shall be met in this Plan.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 -	Proof of Identity of Recipient

The right of any person to receive a payment under the Plan shall be conditioned on the Trustee or the Administrator first being furnished by such person with such documentary evidence (such as proof of death) as the Trustee or Administrator considers necessary for the purpose of administering the Plan.

Section 13.02 -	Limitation on Source of Benefit Payment

All benefits payable hereunder shall be provided solely from the Trust, and the Companies and the Administrator assume no responsibility for the acts of the Trustee or Investment Managers, except as provided in the Trust Agreement.

Section 13.03 -	Payment Conditioned Upon Release of Claims

Any payment to any Participant or his Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Administrator and the Companies, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 13.04 -	Rollover, Direct Transfers, Spin Offs, Elective Transfers and Non-Spouse Beneficiary IRA Rollovers

(a)           The Trustee is hereby authorized, upon the approval of the Administrator, to accept only cash from, or on behalf of, any Employee who is, or who is expected to become, a Participant in the Plan:

(i)           As a rollover contribution, the amount distributed directly to the Employee from:

a.           a trustee of a qualified plan described in Section 401(a) of the Code;

b.           an annuity contract described in Section 403(b) of the Code; or

c.           an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(ii)           As a direct transfer, the amount transferred directly from:

a.           a plan qualified under Section 401(a) or 403(a) of the Code which satisfies the requirements of Section 402(c)(4) of the Code, including after-tax employee contributions and rollover contributions to the Participant’s Roth Elective Deferral account provided it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code;

b.           an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; or

c.           an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

which represents an eligible rollover distribution under Section 401(a)(31)(D) of the Code that is payable to such Employee from such plan or contract and that would otherwise be includable in gross income if not directly transferred to the Trustee (except for any after-tax amounts received in accordance with a.); provided, however, the Trustee will not accept any direct transfer from any qualified plan that is described in Section 401(a)(11)(B) of the Code which would require the Plan to distribute benefits in the form of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity; and

(iii)           As a rollover contribution the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

The Trustee shall not accept any rollover contributions or direct transfers which are not allowed by law.  In advising the Trustee to accept any such amounts, the Administrator shall take such steps as it deems necessary to satisfy itself that any rollover contributions or direct transfers satisfy all of the applicable requirements of the Code.  Upon acceptance of such a rollover contribution or a direct transfer by the Trustee, the amount shall be maintained as a portion of the Employee's Account, invested in the same manner as Company contributions under Section 4.01, and shall be, at all times, Vested.  Distributions from the Employee's Account shall be made at such times as determined under the terms of the Plan and in the manner and subject to the limitations set forth herein.

(b)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this paragraph, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(c)           The following definitions apply to paragraph (b):

(i)           An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

a.           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually), made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

b.           any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

c.           any hardship withdrawals of Elective Deferrals under Section 6.08; or

d.           any portion of a distribution that consists of after-tax employee contributions which are not includible in gross income, except that such after-tax employee contributions may be transferred as an Eligible Rollover Distribution only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

e.           any portion of a distribution from a Participant’s Roth Elective Deferral account, except a direct rollover of a distribution made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(ii)           An Eligible Retirement Plan means:

a.           an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth IRA described in Section 408(A) of the Code, upon approval of the Administrator, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

b.           an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(iii)           A Distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(iv)           A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(d)           In order to facilitate the administration of Participant loans for Employees who transfer between members of the controlled group with DIRECTV or from this Plan to the Savings Plus Plan, the Trustee is hereby authorized, upon the approval of the Administrator, to spin off to, or to accept a spin off from, any other defined contribution plan sponsored by DIRECTV of the benefit of such transferred Employee.

(e)           Upon the approval of DIRECTV, the Trustee is hereby authorized to spin off and transfer the Account and liabilities with respect hereto of any Participant in accordance with Section 13.06(b).

(f)           Subject to the approval of the Administrator but in no event later than the Plan Year beginning December 1, 2010, a Designated Beneficiary (other than the Participant's spouse) may establish an Individual Retirement Account and instruct the Trustee to transfer directly all or a portion of the death benefit distribution from this Plan which the Designated Beneficiary is entitled to receive, except for any amount that is subject to a required minimum distribution provisions of Sections 14.03, 14.04 and 14.05 and Section 401(a)(9) of the Code.

Section 13.05 -	Payments to Minors and Incompetents; Forfeiture of Benefits of Missing Participants

(a)           In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person.  Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Companies and their officers, directors, employees, agents and representatives.

(b)           The Administrator of the Plan shall declare a forfeiture of any Account of any Participant or Beneficiary under the Plan who cannot be found within one (1) year after the Account would have otherwise been payable under the Plan.  Any amounts forfeited shall be used as provided in Section 6.07.  In the event such Participant or Beneficiary is thereafter located, such previously forfeited Account shall be restored from forfeitures, if any, or by the Company, and shall be paid by the Plan in accordance with the terms hereof.

Section 13.06 -	Merger of Plan; Transfer of Sponsorship

(a)           In the event of the consolidation or merger of a Company with or into any other business entity, or the sale by a Company of its assets, the Plan shall be terminated in accordance with Section 11.01 with respect to that Company.

(b)           The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his Account under this Plan as such Account existed immediately before the merger, consolidation or transfer.

(c)           The sponsorship of a the Plan may not be transferred from DIRECTV to an unrelated taxpayer if the transfer of the sponsorship of the Plan is not in connection with a transfer of business assets, operations, or Employees from a Company to the unrelated taxpayer.

Section 13.07 -	Named Fiduciaries

(a)           The Administrator and DIRECTV shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation, and shall have the discretionary authority to determine eligibility for benefits and to construe the terms of the Plan.

(b)           Such named fiduciaries, each Investment Manager and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be fiduciaries and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries.  Any person may act in more than one fiduciary capacity.

Section 13.08 -	Allocation of Fiduciary Responsibilities

(a)           Fiduciary responsibilities under the Plan are allocated as follows:

(i)           the sole power and discretion to manage and control the Plan's assets, including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

(ii)           the sole duties, responsibilities and powers allocated to the Companies and the boards of directors of the Companies shall be those expressed in the Plan or the Trust Agreement.

(iii)           all fiduciary responsibilities not allocated to the Trustee, the board of directors of any Company, the Companies, or any Investment Manager or other person or persons granted investment powers are hereby allocated to the Administrator, subject to delegation in accordance with Section 10.01.

(b)           Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 11.02, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

(c)           Each Participant is responsible for allocating the Participant's Account among the Investment Options.  This Plan is intended to constitute a plan described in Section 404(c) of ERISA and the regulations thereunder, 29 C.F.R. Section 2550.404(c)-1. As a result, to the fullest extent permitted by law, no person who is otherwise a fiduciary under the Plan shall be liable for any loss, or by reason of any breach, which results from the exercise of control by a Participant over the assets in the Participants Accounts.  To the extent Section 404(c) of ERISA and the regulations thereunder apply, the Participant shall not be deemed a fiduciary as a result of the exercise of control by the Participant over the assets in the Participant's Account.

Section 13.09 -	Copying and Inspection of Plan Documents

Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant's duly authorized representatives at the principal office of DIRECTV at any reasonable business hour.

Section 13.10 -	No Express or Implied Employment Contract

The Plan is strictly a voluntary undertaking on the part of the Companies and shall not constitute a contract between the Companies and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee.  Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Companies or to interfere with or restrict the right of the Companies, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause.  Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee.  The doctrine of substantial performance shall have no application to Employees or Participants.  Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Section 13.11 -	Service of Legal Process

The Secretary of DIRECTV is hereby designated as agent of the Plan for the service of process upon the Plan.

Section 13.12 -	Statement to Participants

As soon as practicable after the close of each quarter of each Plan Year ( or more frequently as may be determined by the Administrator in its sole discretion), the Administrator shall furnish to each Participant a statement setting forth his Account and such other information as the Administrator shall deem it advisable to furnish.

Section 13.13 -	Errors, Misstatements, and Payment of Interest

In the event of any misstatement, error, or omission of fact resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts, and shall pay, or authorize others to pay, the Participant or his Beneficiary any underpayment, in cash in a lump sum, or to recoup, or authorize others to recoup, any overpayment from future payments to the Participant or his Beneficiary in such amounts as the Administrator shall direct, or to proceed, or authorize others to proceed, against the Participant or his Beneficiary for recovery of any such overpayment.  Except as otherwise specifically provided herein, no interest shall be paid on the payment of any corrected amounts or on any late or estimated payments.

Section 13.14 -	Adoption of Plan By Companies

The Companies adopting the Plan are identified on the signature page and Exhibit A hereof.  Any Company, with the approval of DIRECTV, may adopt the Plan as to the whole Company or as to any one or more divisions, subgroups or classifications, effective as of the first day of any Plan Year or any other date, as evidenced by any writing approved by an applicable authorized person, including a resolution of its own board of directors, and may, notwithstanding any other provision of the Plan to the contrary but subject to the approval of DIRECTV, modify the definitions of Service, Severance from Service Date, Year of Service, Compensation, or Eligible Employee with respect to some or all Employees of such adopting Company, subject to the approval of DIRECTV and upon such terms and limitations as DIRECTV determines and as may be evidenced by any Exhibits attached hereto or other writings related thereto.

Section 13.15 -	Governing Law

The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the State of California shall apply.

Section 13.16 -	Pronouns

The masculine pronoun shall include the feminine pronoun and the singular shall include the plural where the context so indicates.

Section 13.17 -	Effect of Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

ARTICLE XIV

MINIMUM DISTRIBUTION REQUIREMENTS

Section 14.01 -	General Rules

The requirements of this Article will take precedence over any inconsistent provisions of the Plan.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.  Notwithstanding the foregoing, a Participant or Beneficiary who otherwise would receive a Required Minimum Distribution will not receive a Required Minimum Distribution in 2009 (or any year thereafter provided that Section 401(a)(9) of the Code provides a waiver of such a requirement), unless such Participant or Beneficiary:

(a)           elects otherwise by a Participant Direction;

(b)           elects installment distributions in accordance with Section 6.04; or

(c)           first became subject to the requirements of this Article XIV in 2008 and deferred receipt of the first Required Minimum Distribution to 2009.

Section 14.02 -	Time and Manner of Distribution

(a)           Required Beginning Date.  The entire interest of a Participant will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(b)           Death of Participant Before Distributions Begin.  If a Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)           If the Participant's surviving spouse is the Participant's sole Designated Beneficiary then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)           If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died; or if elected by the Designated Beneficiary, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)           If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 14.02(b), other than Section 14.02(b)(i), will apply as if the surviving spouse were the Participant .

For purposes of this Section 14.02 and Section 14.04, unless Section 14.02(b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 14.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 14.02(b)(i).

(c)           Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 14.03 and 14.04 of this Article.

Section 14.03 -	Required Minimum Distributions During Participant's Lifetime

(a)           During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)           the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(ii)           if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(b)           Required minimum distributions will be determined under this Section 14.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death

Section 14.04 -	Required Minimum Distributions After Participant's Death

(a)           Death On or After Date Distributions Begin.

(i)           Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

a.           The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.           If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

c.           If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(i)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 14.04, or if elected by the Designated Beneficiary, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(ii)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, and if the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 14.02(b)(i), this Section 14.04(b) will apply as if the surviving spouse were the Participant.

Section 14.05 -	Definitions

(a)           A "Designated Beneficiary" means any individual who is designated as the beneficiary under Sections 1.04 and 8.03 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9) 1, Q&A 4, of the Treasury regulations.

(b)           A "Distribution Calendar Year" means calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.02.  The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)           A "Life Expectancy" means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)           For purposes of the minimum distribution rules in this Article, A "Participant's Account Balance" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)           A "Required Beginning Date" means:

(i)           for a Participant who is a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70-1/2; and

(ii)           for a Participant who is not a 5% Owner, the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or Separates from the Service.

(f)           "5% Owner" means a Participant who is treated as a 5-percent owner for purposes of Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2.

Executed at Los Angeles, California, this 26th day of August, 2014.

DIRECTV

By: ADMINISTRATIVE COMMITTEE

/s/ Patrick T. Doyle
Patrick T. Doyle, Member
Executive Vice President, Finance, and Chief Financial Officer

/s/ Irene McKenna
Irene McKenna, Member
Vice President, Compensation, Benefits and HRIS

/s/ T. Warren Jackson
T. Warren Jackson, Member
Senior Vice President and Associate General Counsel

EXHIBIT A

TO

DIRECTV

401(k) SAVINGS PLAN

Effective January 1, 2014, Companies which have adopted this Plan are listed below:

The DIRECTV Group, Inc.

DIRECTV, LLC

DIRECTV Enterprises, LLC

DIRECTV Latin America (U.S. Employees Only)

DIRECTV Customer Services, Inc.

DIRECTV Home Services, LLC

DIRECTV Sports Networks, LLC